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                                                                   Exhibit 10.1

                            PRIDE INTERNATIONAL, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                (As Amended and Restated Effective May 18, 2004)


         This Pride International, Inc. Supplemental Executive Retirement Plan (the "Plan") constitutes an amendment and restatement in its entirety of the Pride International, Inc. Supplemental Executive Retirement Plan originally effective January 1, 1996, as thereafter amended (the "Prior Plan"). Effective as of the Effective Date, this Plan supersedes the Prior Plan with respect to all individuals who were active participants in the Prior Plan immediately prior to the Effective Date and who execute a Participation Agreement on or after the Effective Date.

                                   SECTION 1
                PURPOSES OF PLAN, EFFECTIVE DATE AND DEFINITIONS

         1.1 Purpose. The purpose of the Plan is to provide specified benefits to a select group of management and highly compensated employees of Pride International, Inc. (the "Company") and its Affiliates who contribute materially to the continued growth, development and future business success of the Company. The Plan shall be an unfunded deferred compensation arrangement.

         1.2 Effective Date. The Plan shall be effective as of May 18, 2004.

         1.3 Definitions. For purposes of this Plan, the following phrases or terms shall have the indicated meanings unless otherwise clearly apparent from the context.

                  (a) "Actuarial Equivalent" means a benefit of equivalent value as computed on the basis of an interest rate assumption and applicable mortality table as described in Appendix A hereto, with such appendix hereby incorporated by reference as part of the Plan, as may be amended from time to time by the Committee.

                  (b) "Affiliate" means any corporation that has adopted the Plan and the shares of which are owned or controlled, directly or indirectly, by the Company representing fifty percent (50%), or more, of the voting power of the issued and outstanding capital stock of such corporation.

                  (c) "Annual Salary" means the Participant's base annual salary, excluding any and all bonuses.

                  (d) "Beneficiary" means the person or persons designated by a Participant to receive the benefits that are payable under the Plan upon or after the death of the Participant.

                  (e) "Benefit Percentage" means the percentage provided in the applicable Participation Agreement for purposes of calculating the SERP Benefit.


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                  (f) "Board" means the Board of Directors of the Company.

                  (g) "Cause" means "cause" within the meaning of the Participant's employment agreement in effect with the Employer at the time of the Participant's termination of employment (or, if the Participant does not then have an employment agreement, the Participant's severance agreement then in effect with the Employer). If there is no such agreement in effect at the time of the Participant's termination of employment, then "Cause" shall mean: (i) the willful and continued failure of the Participant to substantially perform his duties with the Employer (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to him by the Board that specifically identifies the manner in which the Board believes he has not substantially performed his duties; (ii) willful misconduct materially and demonstrably injurious to the Employer; or (iii) material violation of any covenant not to compete that is applicable to the Participant. For this purpose, no act or failure to act by the Participant shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

                  (h) "Change in Control" shall mean a change in control within the meaning of the Participant's employment agreement with the Employer (or, if the Participant does not have an employment agreement, the Participant's severance agreement) as in effect at the time of the change in control event. If there is no such agreement then in effect, then "Change in Control" shall mean (and shall be deemed to have occurred on) the date of the first to occur of any of the following:

                           (i) a Change in Control of the Company of the nature
                  that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A or Item 1 of Form 8(k) promulgated under the Exchange Act as in effect on the date of this Plan, or if neither item remains in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended from time to time, (the "Exchange Act") which serve similar purposes;

                           (ii) any "person" (as such term is used in Sections
                  12(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

                           (iii) the individuals who were members of the Board
                  immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following such election;

                           (iv) the Company shall have merged into or
                  consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the


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                  surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or

                           (v) the Company shall have sold, transferred or
                  exchanged all, or substantially all, of its assets to another corporation or other entity or person.

                  (i) "Change in Control Termination" means termination of employment with the Employer (other than for Cause) within the period of time following a Change in Control described in the Participant's employment agreement in effect with the Employer at the time of the Change in Control (or, if the Participant does not then have an employment agreement, the Participant's severance agreement then in effect), which entitles the Participant to enhanced separation payments. If there is no such agreement then in effect, "Change in Control Termination" shall mean an involuntary termination (other than for Cause, death or Disability) within two (2) years following a Change in Control, or such other definition as shall be set forth in the Participation Agreement.

                  (j) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (k) "Committee" means the Compensation Committee of the Board.

                  (l) "Company" means Pride International, Inc. and its successors.

                  (m) "Disabled" or "Disability" means a condition that, under the Company's employee benefit plan providing long-term disability benefits, entitles the Participant to receive long-term disability benefits.

                  (n) "Early Retirement Date" means the date the Participant has both attained age 55 and completed 15 years of Service or such other date as is specified in the Participant's Participation Agreement.

                  (o) "Effective Date" means the date set forth in Section 1.2.

                  (p) "Employee" means any person who is employed by the Company or an Affiliate on a regular full-time basis determined by the personnel rules and practices of the Company or Affiliate, as applicable.

                  (q) "Employer" means the Company and each Affiliate that has adopted or which adopts the Plan with the approval of the Board.

                  (r) "Final Annual Salary" means the Participant's Annual Salary as in effect on the Participant's last day of active employment; provided, however, in the event of a Change in Control Termination, the Final Annual Salary shall be the greater of the Annual Salary as in effect immediately preceding the Change in Control or the Annual Salary as in effect on the Participant's last day of active employment.


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                  (s) "Normal Retirement Date" means the date a Participant
         attains age 62, or such other date as is specified in the Participant's Participation Agreement.

                  (t) "Participant" means an Employee who has satisfied and continues to satisfy the eligibility requirements to participate in the Plan, including proper execution of a Participation Agreement.

                  (u) "Participation Agreement" means an agreement between the Company and an Employee, in the form and subject to the conditions prescribed by the Committee, pursuant to which the Employee is granted the right to participate in the Plan.

                  (v) "Plan" means the Pride International, Inc. Supplemental Executive Retirement Plan as set forth herein and as may be amended from time to time.

                  (w) "SERP Benefit" means any benefit payable or paid to a Participant, a Spouse or Beneficiary(ies) under the terms and conditions of this Plan.

                  (x) "Service" means the period of continuous employment with the Employer(s) from the Employee's last date of hire by an Employer.

                  (y) "Spouse" means the person to whom the Participant is lawfully married both at the time of the Participant's termination of employment and at the earlier of (i) the time of the Participant's death or (ii) the time of the Participant's commencement of the SERP Benefit.

                                   SECTION 2
                           ADMINISTRATION OF THE PLAN

         2.1 Committee Powers. The Committee shall have full power and authority to interpret the provisions of the Plan and may from time to time establish rules for the administration of the Plan that are not inconsistent with the provisions and purposes of the Plan.

         2.2 Committee Action. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All action taken by the Committee at a meeting shall be by the vote of a majority of those present at such meeting, but any action may be taken by the Committee without a meeting upon written consent signed by a majority of the members of the Committee.

         2.3 Committee Determinations Conclusive. All determinations of the Committee shall be final, binding and conclusive upon all persons. The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons. Without limiting the generality of the foregoing, the determination of the Committee as to whether a Participant has terminated his employment and the date thereof, or the cause to which termination of employment is attributable, shall be final, binding and conclusive upon all persons.

         2.4 Committee Liability. No member of the Committee shall be liable for any act done or determination made in good faith.


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                                   SECTION 3
                          ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility. Only Employees who are approved by the Committee and who, individually and collectively, constitute a select group of management or highly compensated employees shall be eligible to participate in this Plan.

         3.2 Participation. An eligible Employee who is selected by the Committee for participation in the Plan may become a Participant by properly executing a Participation Agreement that, together with (and subject to) the Plan, shall govern the Participant's rights under the Plan. Participation in the Plan shall automatically cease upon a Participant's termination of employment with all Employers, except to the extent that the Participant is then eligible to receive a Normal Retirement Benefit or an Early Retirement Benefit under this Plan or otherwise has a vested right to a Plan benefit, each as described in
Section 4.

                                   SECTION 4
                                    BENEFITS

         4.1 Normal Retirement Benefit. In the event a Participant terminates employment on or after his Normal Retirement Date, the Company shall pay or cause to be paid to the Participant an annual benefit ("Normal Retirement Benefit") equal to the Benefit Percentage of the Participant's Final Annual Salary subject to any applicable vesting schedule set forth in the Participation Agreement; provided, however, that in the event (a) the Company does not pay or
(b) the Company and the Employer who employed the Participant agree that the Employer will pay, then the Employer who employed the Participant shall pay the Normal Retirement Benefit to the Participant. The Normal Retirement Benefit shall be paid in the form as provided in Section 4.9, beginning on the first day of the month next following the Participant's termination of employment or as soon as administratively practicable thereafter.

         4.2 Early Retirement Benefit. If a Participant terminates employment on or after his Early Retirement Date, the Company shall pay or cause to be paid to the Participant an annual benefit ("Early Retirement Benefit") equal to the Benefit Percentage of the Participant's Final Annual Salary multiplied by the applicable reduction factor set forth in Section 4.8 and subject to any applicable vesting schedule set forth in the Participation Agreement. In the event (a) the Company does not pay or (b) the Company and the Employer who employed the Participant agree that the Employer will pay, then the Employer who employed the Participant shall pay the Early Retirement Benefit to the Participant. The Early Retirement Benefit shall be paid in the form as provided in Section 4.9, beginning on the first day of the month next following the Participant's termination of employment or as soon as administratively practicable thereafter.

         4.3 Other Terminations of Employment. If a Participant's employment with all Employers terminates prior to the Participant's Normal or Early Retirement Date for any reason other than a Change in Control Termination, death, Disability or termination for Cause, the right of the Participant to a Plan benefit calculated based on the Benefit Percentage of the Final Annual Salary, if any, shall be determined based on the terms and conditions of his Participation Agreement, and in accordance with the vesting schedule set forth in that agreement. The Participant shall forfeit any right to a SERP Benefit to the extent the benefit is not vested under


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

the terms of the Participation Agreement. Any benefit payable under this Section
4.3 shall be payable on the terms and conditions set forth in the Participation Agreement, but in no event prior to the Participant's Normal Retirement Date.

         4.4 Change in Control. Notwithstanding anything herein to the contrary, if a Participant has a Change in Control Termination, then the Participant shall be entitled to an immediate lump sum payment in an amount equal to the Benefit Percentage of the Participant's Final Annual Salary multiplied by ten, whether or not the Participant was vested at the time of the Change of Control Termination. The lump sum payment under this Section 4.4 shall be in lieu of any other SERP Benefit hereunder and neither the Participant nor any Spouse or Beneficiary of the Participant shall be entitled to any other payment pursuant to this Plan or the Participation Agreement following a Change in Control Termination.

         4.5 Death Benefits.

                  (a) Death After Benefits Commence. If a Participant dies after payment of the SERP Benefit has commenced, the Spouse or Beneficiary shall be entitled to the survivor portion of the SERP Benefit; provided, however, the Actuarial Equivalent of the survivor portion may be paid, at the discretion of the Committee, in one lump-sum payment.

                  (b) Death Before Benefits Commence. If a Participant dies before reaching his or her Early or Normal Retirement Date, either while in employment or after terminating employment with the right to receive a SERP Benefit and before commencement of such SERP Benefit, the Participant's surviving Spouse or Beneficiary, if any, shall receive the same benefit, if any, that would have been payable if the Participant had: (i) terminated employment on the earlier of the date of death or actual date of termination of employment; (ii) survived to the Normal Retirement Date; (iii) retired with an immediate Joint and 50% Survivor Annuity or Ten-Year Certain Annuity, as applicable and as described in Section 4.9, on the date described in clause (ii); and
         (iv) died on the day after such date. In the event the Participant terminates employment due to death, the SERP Benefit shall immediately become fully vested. The Actuarial Equivalent of the survivor portion may be paid, at the discretion of the Committee, in one lump-sum payment.

         4.6 Disability. If a Participant terminates employment with all Employers due to a Disability and prior to the commencement of the payment of any benefits hereunder, the Company shall pay or cause to be paid to the Participant an annual benefit ("Disability Benefit") equal to the Benefit Percentage of the Participant's Final Annual Salary multiplied by the applicable reduction factor, as provided in Section 4.8, if termination occurs prior to the Participant's Normal Retirement Date. The Disability Benefit shall be reduced by the amount of any Employer or government provided disability benefits. In the event (i) the Company does not pay or (ii) the Company and the Employer who employed the Participant agree that the Employer will pay, then the Employer who employed the Participant shall pay the Disability Benefit to the Participant. The Disability Benefit shall immediately become fully vested, unless otherwise provided in the applicable Participation Agreement, and shall be paid in the form as provided in Section 4.9, beginning on the first day of the month next following the Participant's termination due to Disability or as soon as administratively practicable thereafter.

         4.7 Termination for Cause. Notwithstanding anything to the contrary in this Plan or the Participation Agreement, a Participant shall forfeit all rights to any benefits under this Plan, whether or not vested, upon a termination of employment for Cause.

         4.8 Commencement of SERP Benefit Before Normal Retirement Date. In the event SERP Benefit payments commence before the Participant's Normal Retirement Date, whether to the Participant, or in the event of his death to his surviving Spouse or Beneficiary(ies), the applicable reduction factor shall be as set forth below:

              Number of Years Prior to
               Normal Retirement Date                 Reduction Factor
              ------------------------                ----------------
                    less than 1                             0.96
                 1 but less than 2                          0.92
                 2 but less than 3                          0.88
                 3 but less than 4                          0.84
                 4 but less than 5                          0.80
                 5 but less than 6                          0.76
                 6 but less than 7                          0.72
                 7 but less than 8                          0.68
                 8 but less than 9                          0.64
                 9 but less than 10                         0.60
                10 but less than 11                         0.56
                11 but less than 12                         0.52
                     12 or more                             0.50

         4.9 Form Payment of Benefits.

                  (a) Ten-Year Certain and Life Annuity. If the Participant does not have a Spouse as of the earlier of (i) the time SERP Benefit payments commence or (ii) the death of the Participant, the Participant (if living) shall be eligible for a SERP Benefit payable in monthly installments to the Participant for his lifetime, and in the event of the Participant's death before he has received at least 120 payments, his Beneficiary(ies) shall receive monthly payments in the same amount, until a total of 120 payments have been paid.

                  (b) Spouse.

                           (i) Joint and 50% Survivor Annuity. If the
                  Participant has a Spouse at the time SERP Benefit payments commence, the Participant shall receive a SERP Benefit payable in monthly installments to the Participant for his lifetime with 50% of the SERP Benefit payable in monthly installments to the surviving Spouse for her lifetime after the Participant's death. If the Participant has a Spouse and dies prior to the time SERP Benefit payments commence, the surviving Spouse will receive a lifetime benefit equal to


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

                  50% of the benefit the Participant would have received, pursuant to Section 4.5(b).

                           (ii) Optional Forms. In lieu of the Joint and 50%
                  Survivor Annuity, as described in subsection (i) above, a Participant may elect, in the form and manner as prescribed by the Committee, provided that it is no later than the date SERP Benefit payments commence, to receive reduced monthly installments for the Participant's lifetime with an increased percentage of the Participant's monthly installments to continue to the surviving Spouse for her lifetime after the Participant's death that is the Actuarial Equivalent of the Joint and 50% Survivor Annuity. The Participant may specify the applicable survivor percentage to be 75% or 100%.

         4.10 Offsets. Notwithstanding anything herein to the contrary, all benefits paid under this Plan shall be offset by other Employer provided defined benefit retirement benefits, if any, paid or payable to a Participant or that would have been payable to the Participant except for an award of the benefit to an alternate payee pursuant to a domestic relations order qualified under Code
Section 414(p) or other applicable law. For purposes of this Plan, any SERP Benefit that is completely offset under this Section 4.10 or Section 4.6 shall be deemed to have commenced on the date it would have first become payable in the absence of any reductions.

         4.11 Conditions for Payment of Benefits. Notwithstanding anything herein to the contrary, benefits payable under this Plan shall be paid to a Participant only if the Participant abides by the confidentiality and noncompete provisions of such Participant's employment agreement and severance agreement, as applicable.

         4.12 Beneficiary Designations. For Participants who do not have a Spouse, as defined in Section 1.3(y), the person or persons to whom the benefits under this Plan are to be paid upon a Participant's death shall be the person or persons designated by the Participant to receive benefits under the procedure established by the Committee for designating Beneficiaries. In the event no valid designation of a Beneficiary exists at the time of a Participant's death, the benefit provided for in this Section shall be payable to the Participant's surviving spouse or, if no surviving spouse, to the Participant's estate. This provision enabling each Participant to designate one or more Beneficiaries shall constitute a nontestamentary payment provision covered by Section 450 of the Texas Probate Code. Any payment made by the Employer in good faith and in accordance with the provision of this Plan shall fully discharge the Employer from all further obligations with respect to such payment.

         4.13 Payments to Minors and Incompetents. Should the Participant become incompetent or should the Participant designate a Beneficiary who is a minor or incompetent, the Employer shall be authorized to pay such funds to a parent or guardian of the estate of such minor or incompetent, or directly to such minor or incompetent, whichever manner the Committee shall determine in its sole discretion.

         4.14 Withholding of Taxes. The Employer paying benefits hereunder shall deduct from the amount of all benefits paid under the Plan any taxes required to be withheld by the federal or any state or local government.


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                                   SECTION 5
                               SOURCE OF BENEFITS

         5.1 Benefits Payable From General Assets. Amounts payable hereunder shall be paid exclusively from the general assets of the Employer, and no person entitled to payment hereunder shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract or asset of the Employer that may be looked to for such payment. The Employer's liability for the payment of benefits hereunder shall be evidenced only by this Plan.

                                   SECTION 6
                             RIGHTS OF PARTICIPANTS

         6.1 Limitation of Rights. Nothing in this Plan or the Participation Agreement shall be construed to:

                  (a) Limit in any way the right of the Employer to terminate a Participant's employment with the Employer at any time;

                  (b) Give a Participant or any other person any interest in any fund or in any specific asset or assets of the Employer; or

                  (c) Be evidenced of any agreement of understanding, express or implied, that the Employer will employ a Participant in any particular position or at any particular rate of remuneration.

         6.2 Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. In the event of a divorce, if a court awards benefits payable under this Plan to the Participant's spouse, the Committee may authorize payment of such benefits to the spouse; provided, however, in no event shall an Employer be obligated to pay a benefit under the Plan in an amount or form to which the Participant and/or survivor is not otherwise entitled under the terms and conditions of the Plan. If any Participant, Spouse or Beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber or charge any right of benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall be held by the Employer for the sole benefit of the Participant, Spouse or Beneficiary, his or her spouse, children or other dependents, or any of them in such manner and in such proportion as the Committee shall deem proper, free and clear of the claims of any other party whatsoever.

         6.3 Prerequisites to Benefits. No Participant, or any person claiming through a Participant, shall have any right or interest in the Plan or any benefits hereunder unless and until all the terms, conditions and provisions of the Plan that affect such Participant or such other person shall have been complied with as specified herein. The Participant shall complete such forms and furnish such information as the Committee may require in the administration of the Plan.

                                   SECTION 7
                                 CLAIM PROCEDURE

         7.1 Filing Original Claim. Any person who believes he has been wrongfully denied benefits under the Plan may submit a written claim for benefits to the Committee. If any portion of the claim for benefits is denied, the Committee shall give notice stating the reason for the denial, a reference to the Plan provision, regulation, procedure, determination or other matter on which the denial was based, a description of any additional information or materials necessary to complete the claims procedure, and an explanation of this review procedure. This notice shall be sent to the address stated on the Employee's claim within a reasonable period of time after receipt of claim.

         7.2 Appeal to Committee. Any Employee, or former Employee, or Spouse or Beneficiary of either, who has been denied a benefit under the Plan by a decision of the Committee shall be entitled to request the Committee to give further consideration to his claim by filing with the Committee a written request for a review of the decision of denial. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Committee no later than 60 days after receipt of the written notification of the denial of the claim for benefits. The Committee shall consider a claim as promptly as practicable and will attempt to make its decision within 60 days of receipt of the request for review, and no later than 120 days after the date.

                                   SECTION 8
                                  MISCELLANEOUS

         8.1 Amendment or Termination of the Plan. The Board may, in its sole discretion, terminate, suspend or amend the Plan at any time or from time to time, in whole or in part. In addition, the Committee may amend the Plan by its own action, provided that such amendment is permissible under the authority granted to the Committee by the Board as set forth in the Committee's charter. Any such amendment or termination shall not, however, without the written consent of the affected Participant, adversely affect the rights of a Participant with respect to any benefits which the Participant is or may become entitled to receive under the terms of the Participation Agreement, whether or not then vested.

         8.2 Parachute Payment Limitation. Notwithstanding any contrary provision of the Plan, the Committee may provide in the Participation Agreement or in any other agreement with the Participant for a limitation on the acceleration of vesting and payment of benefits under this Plan to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, or may provide for a supplemental payment (a "gross-up payment") to be made to the Participant as necessary to offset or mitigate the impact of the golden parachute excise tax on the Participant. If, and only if, neither the Participation Agreement nor any other agreement with the Participant contains any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then, notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant's base amount less one dollar and, to the extent necessary the payment of benefits under this Plan shall be reduced. For purposes of this Section 8.2, the terms "parachute payment," "base amount" and "present value" shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 8.2, in the absence of any agreement with the Participant to the contrary, to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

         8.3 Reliance Upon Information. The Board and the Committee may rely upon any information supplied to them by an officer of the Employer, the Employer's legal counsel or by the Employer's independent public accountants in connection with the administration of the Plan, and shall not be liable for any decision or action in reliance thereon.

         8.4 Governing Law. The place of administration of the Plan shall be conclusively deemed to be within the state of Texas, and the validity, construction, interpretation and effect of the Plan and all rights of any and all persons having or claiming to have any interest in the Plan shall be governed by the laws of the state of Texas to the extent such laws are not preempted by federal law.

         8.5 Severability. All provisions herein are severable, and in the event any one of them shall be held invalid by any court of competent jurisdiction, the Plan shall be interpreted as if such invalid provision was not contained herein.

         8.6 Headings. The headings of the sections of this Plan are inserted for convenience only and shall not be deemed to constitute a part of this Plan.

         8.7 Word Usage. Words used in the masculine shall apply to the feminine where applicable and vice versa, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The words "herein," "hereof," "hereinafter" and other conjunctive uses of the word "here" shall be construed as reference to another portion of this Plan document. The terms "Section" or "Article," when used as a cross-reference, shall refer to other Sections or Articles contained in the Plan and not to another instrument, document or publication unless specifically stated otherwise.

         8.8 Nonwaiver. Failure on the part of any party in any one or more instances to enforce any of its rights that arise in connection with this Plan, or to insist upon the strict performance of any of its terms, conditions, or covenants of this Plan, shall not be construed as a waiver or a relinquishment for the future of any such rights, terms, conditions or covenants. No waiver of any condition of this Plan shall be valid unless it is in writing.

         8.9 Plan on File. The Employer shall place this Plan on file in the office of its principal place of business.

         8.10 Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid,


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

with return receipt requested. Notices delivered personally shall be deemed communicated as of actual receipt. Mailed notices shall be deemed communicated as of three (3) days after mailing.

         Executed this 11th day of August, 2004, but effective as of the day and year first above written.

                                              PRIDE INTERNATIONAL, INC.

Attest:


/s/ W. Gregory Looser                         By: /s/ Paul A. Bragg
------------------------------                   -------------------------------
W. Gregory Looser                                Paul A. Bragg
Secretary                                        Chief Executive Officer

                            PRIDE INTERNATIONAL, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                (As Amended and Restated Effective May 18, 2004)

                                   APPENDIX A

                              ACTUARIAL EQUIVALENT

         This Appendix A forms part of the Pride International, Inc. Supplemental Executive Retirement Plan, as amended and restated effective May 18, 2004 (the "Plan"). Terms used in this Appendix A shall have the meanings ascribed to them in the Plan, unless the context clearly indicates otherwise. The provisions of this Appendix A govern the interest rate assumption and applicable mortality table assumptions under the definition of "Actuarial Equivalent" in Section 1.3(a) of the Plan, as permitted under such section, as follows:

The applicable mortality table shall be the 1994 Group Annuity Reserving Table (94 GAR) assuming 50% males and 50% females, and the interest rate assumption shall be as defined in Section 417(e)(3)(A)(ii)(II) of the Code for the third month prior to the beginning of the calendar quarter in which the benefits commence.


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